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EXHIBIT 99.1

CONTACT:
Tim Lynch
Chief Financial Officer
InterMune
650-409-2028
tlynch@intermune.com

Lilian Stern
Stern Investor Relations
212-315-0145
lilian@sternir.com

Steve Cragle
Edelman Public Relations
415-433-5381
steve.cragle@edelman.com

INTERMUNE LICENSES INFERGEN® FROM AMGEN

FOR IMMEDIATE RELEASE:

BURLINGAME, CA, June 15, 2001,—InterMune, Inc. (Nasdaq: ITMN) today announced that it has signed an agreement to license Infergen® (Interferon alfacon-1) from Amgen Inc. Infergen is a therapeutic approved by the FDA for the treatment of chronic hepatitis C infections, which was developed and commercialized by Amgen.

The agreement provides InterMune with exclusive rights to develop and commercialize Infergen, as well as an early stage pegylated interferon product candidate being developed by Amgen, in the United States and Canada. Amgen will supply Infergen to InterMune. The agreement includes a $21 million up-front payment to Amgen, near-term performance milestone payments of up to $8 million, additional milestone payments on the pegylated interferon program and royalties on both products.

W. Scott Harkonen, M.D., Chairman and Chief Executive Officer of InterMune, said, "We are delighted to form this relationship with Amgen, a world leader in biotechnology. With Infergen, InterMune now has three marketed products. We expect that over the next 18 months, four ongoing studies totaling over 1,000 patients will provide new clinical data relating to Infergen. In addition, we see further development potential for Infergen, which fits well with our existing programs for Actimmune® in the areas of oncology and liver fibrosis associated with hepatitis C infections."

Kevin Sharer, Chairman and Chief Executive Officer of Amgen, said, "Infergen is valuable but fell outside our defined therapeutic areas of interest. We are pleased to be able to license Infergen to InterMune, a company with the focus, development resources and commercialization team able to maximize Infergen's potential."

Infergen is currently approved as treatment for adult patients with chronic hepatitis C infections, including therapy for patients who have never been treated with interferons and for patients following relapse or treatment non-response to certain previous treatments. Infergen is the only interferon approved for the treatment of patients who have failed other treatments for chronic hepatitis C infections.

-more-

INTERMUNE LICENSES INFERGEN® FROM AMGEN

Hepatitis C virus is the most common form of chronic hepatitis infection in North America and Europe, with close to four million adults infected in the United States. If not detected and treated, hepatitis C may lead to chronic liver disease, including liver cancer, and ranks second to alcoholism as a cause of cirrhosis.

InterMune will hold a conference call at 2:00 p.m. Eastern Time on Friday, June 15, 2001 to discuss the license of Infergen from Amgen and updated financial guidance. Interested investors and others may listen to the call live through an Internet webcast, which may be accessed by visiting InterMune's website at http://www.intermune.com and clicking on the "Investor Relations" icon. InterMune is developing and commercializing innovative products for the treatment of serious pulmonary and infectious diseases and cancer. InterMune markets its lead product, Actimmune®, for the treatment of chronic granulomatous disease (CGD) and severe, malignant osteopetrosis. InterMune is currently conducting a Phase III clinical trial with Actimmune for the treatment of idiopathic pulmonary fibrosis (IPF). InterMune is also conducting or planning clinical trials of Actimmune for the treatment of multidrug-resistant tuberculosis (MDR TB), atypical mycobacterial infections, ovarian cancer, cryptococcal meningitis, cystic fibrosis, liver fibrosis and non-Hodgkin's lymphoma. InterMune also markets Amphotec® worldwide for the treatment of invasive aspergillosis.

Except for the historical information contained herein, this press release contains certain forward-looking statements concerning the possible development and commercial benefits of Infergen and the pegylated form of Infergen that involve risks and uncertainties. All forward-looking statements and other information included in this press release are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune's actual results could differ materially from those described in InterMune's forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" and the risks and factors discussed in InterMune's most recent periodic reports (i.e., 10-K, 10-Q, and 8-K) and Form S-3 filed with the SEC. In sum, these significant risks include, but are not limited to: the uncertainty of success of InterMune's efforts in research, development, commercialization, product acceptance, third-party manufacturing and capital raising; the uncertain, lengthy and expensive regulatory process; uncertainties associated with: obtaining and enforcing patents important to its business, being an early-stage company and relying on third-party payors' reimbursement policies; competition from other products; and product liability lawsuits.

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  EXHIBIT 99.1
INTERMUNE LICENSES INFERGEN® FROM AMGEN